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                                                                    EXHIBIT 11.1

                         NEWBRIDGE NETWORKS CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

              (Accounting principles generally accepted in Canada)
         (Canadian dollars, amounts in thousands except per share data)
                                  (Unaudited)


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                                                            Fiscal quarters ended      Three fiscal quarters ended
                                                            ---------------------      ---------------------------
                                                              Jan 31,     Feb 1,          Jan 31,        Feb 1,
                                                               1999        1998            1999           1998
                                                             --------   ----------       ---------     ----------
BASIC EARNINGS (LOSS) PER SHARE

 Net earnings (loss)                                         $120,119   $(144,283)        $208,953      $(21,936)
                                                             ========   =========         ========      ========

 Common Shares outstanding
  at the beginning of the period                              176,877     175,305          175,686       171,859

 Weighted average number of Common Shares
   issued during the period                                       719          71            1,128         2,479
                                                             --------   ---------         --------      --------

 Weighted average number of Common Shares
   outstanding during the period                              177,596     175,376          176,814       174,338
                                                             ========   =========         ========      ========

 Basic earnings (loss) per share                             $   0.68   $   (0.82)        $   1.18      $  (0.13)
                                                             ========   =========         ========      ========

FULLY DILUTED (LOSS) EARNINGS PER SHARE

 Earnings (loss) before imputed earnings                     $120,119   $(144,283)        $208,953      $(21,936)

 After tax imputed earnings from the investment
   of funds received through dilution                           7,353          --           21,006            --
                                                             --------   ---------         --------      --------

 Adjusted net earnings (loss)                                $127,472   $(144,283)        $229,959      $(21,936)
                                                             ========   =========         ========      ========

 Weighted average number of Common Shares
   outstanding during the period                              177,596     175,376          176,814       174,338

 Weighted average common share
   equivalents based on conversion of
   outstanding stock options                                   22,355          --           21,214            --
                                                             --------   ---------         --------      --------

 Weighted average number of Common
   Shares and equivalents outstanding
   during the period                                          199,951     175,376          198,028       174,338
                                                             ========   =========         ========      ========

 Fully diluted earnings (loss) per share                     $   0.64   $   (0.82)        $   1.16      $  (0.13)
                                                             ========   =========         ========      ========

EARNINGS (LOSS) PER SHARE EXPRESSED IN U.S. DOLLARs

 Daily average exchange rate of a Canadian
   dollar for U.S. dollars as reported by the
   Federal Reserve Bank of New York                          $ 0.6515   $  0.7006         $ 0.6618      $ 0.7071

 Basic earnings (loss) per share, in U.S. dollars            $   0.44   $   (0.58)        $   0.78      $  (0.09)
                                                             ========   =========         ========      ========

 Fully diluted earnings (loss) per share, in U.S. dollars    $   0.42   $   (0.58)        $   0.77      $  (0.09)
                                                             ========   =========         ========      ========
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